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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): March 14, 2002


                                 THINKPATH, INC.

             (Exact name of registrant as specified in its charter)



          Ontario                       1-14813                     N/A
----------------------------    ------------------------      ----------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of organization)                                        Identification No.)

        55 University Avenue
       Toronto, Ontario, Canada                                       M5J2H7
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(Address of Principal Executive Office)                             (Zip Code)


Registrant's telephone number, including area code: (416) 364-8800


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address; if changed since last report)



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ITEM 5.  DISPOSITION OF SUBSIDIARY

         (a) On March 14, 2002, Thinkpath, Inc. ("Thinkpath") sold all of the capital stock of its wholly-owned subsidiary, Njoyn Software Incorporated to Cognicase Inc. ("Cognicase") for aggregate consideration of: (i) (U.S.) $800,000 in cash; (ii) the issuance of (U.S.) $550,000 worth of Cognicase shares of common stock, based on the simple average closing price of Cognicase's common stock ("TSE") on the Toronto Stock Exchange for the 20 trading day period prior to the Closing Date; and (iii) the issuance, three months after the Closing Date, of (U.S.) $100,000 worth of Cognicase shares of common stock based on the simple average closing price of Cognicase's common stock on the TSE for the 20 trading day period prior to issuance.

         The transaction was negotiated on an arms-length basis. The purchaser, Cognicase, Inc., had no affiliation with Thinkpath or any of its officers or directors. Pursuant to the Agreement, Thinkpath retains the right to utilize the Njoyn technology in its own operations.

ITEM 7.  EXHIBITS

99.1     Press Release dated March 14, 2002

99.2 Share Purchase Agreement dated as of March 1, 2002 by and among Thinkpath, Inc., Cognicase Inc. and Njoyn Software Inc.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                  THINKPATH, INC.



                                                  By: /s/ Declan French
                                                      -----------------------
                                                      Declan French
                                                      Chief Executive Officer

March 21, 2002


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